Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

            The undersigned, Jie Chen, the Chief Executive Officer of CHINA LONGYI GROUP INTERNATIONAL HOLDINGS LIMITED (the “Company”), DOES HEREBY CERTIFY that:

            1.    The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

            2.    Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

            IN WITNESS WHEREOF, each of the undersigned has executed this statement this 11th day of August 2014.

/s/ Jie Chen
Jie Chen
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to China Longyi Group International Holdings Limited and will be retained by China Longyi Group International Holdings Limited and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.